EXHIBIT 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the MGM Savings Plan and 2000 Employee Incentive Plan of Metro-Goldwyn-Mayer Inc. of our report dated February 4, 2003, with respect to the consolidated financial statements of Metro-Goldwyn-Mayer Inc. included in its Annual Report on Form 10-K for the year ended December 31, 2002, filed with the Securities and Exchange Commission.

/s/    ERNST & YOUNG LLP

Los Angeles, California

August 20, 2003